STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is between MATTHEW BERGERON ("Buyer") and PRAEGITZER INDUSTRIES, INC., an Oregon corporation ("Seller").

     Seller is prepared to issue 100,000 shares of its common stock (the "Shares"). Buyer desires to purchase from Seller and Seller desires to sell to Buyer the Shares on the terms and subject to the conditions set forth herein. The transactions contemplated in this Agreement are herein referred to as the "Purchase."

SECTION 1. PURCHASE OF SHARES AND RELATED MATTERS

     1.1 Purchase of Shares. Effective December 22, 1998, and subject to the terms and conditions set forth herein, at the Closing (as defined below) Seller will sell all of the Shares to Buyer and Buyer will purchase all of the Shares from Seller.

     1.2 Purchase Price. Buyer will pay to Seller the fair market value for the Shares. Because of the restrictions on transfer of the shares, the parties have determined that a 25% discount from the public trading price is the fair market value. The closing price on December 22, 1998 was $6.9375 per share. Accordingly, the Purchase Price is $520,312.50.

     1.3 Payment of Purchase Price. The entire Purchase Price, without interest, shall be paid to Seller on or before January 1, 2006.

     1.4 Indemnity. As long as Buyer is employed by Seller, Seller shall pay Buyer an amount equal any federal or state income tax liability for which Buyer is liable on account of interest imputed because of the deferral of payment of the Purchase Price. Such sum shall be paid within 30 days of written request to Seller by Buyer, furnishing such evidence of liability as may reasonably be required by Seller.

     1.5 Repurchase of Shares. During January 2006 Buyer may demand of Seller that it repurchase the Shares from Buyer for $420,312.50. Upon receipt of such written demand, within 30 days Seller shall tender the repurchase price to Buyer who shall simultaneously deliver such certificates and other instruments as may reasonably be required by Seller to effectuate the transfer of the Shares, free and clear of any lien or encumbrance to Seller.


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SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER

     As a material inducement to Buyer to enter into this Agreement and purchase the Shares, Seller represents and warrants that:

     2.1 Organization and Corporate Power. Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of Oregon.

     2.2 Authorization; No Breach. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby to which Seller is a party have been duly authorized by Seller. This Agreement and each other agreement contemplated hereby, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Seller, enforceable against Seller, in accordance with its terms except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on the right of specific performance.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF BUYER

     As a material inducement to Seller to enter into this Agreement and sell the Shares, Buyer hereby represents and warrants to Seller as follows:

     3.1 Investment Representations

          3.1.1 Buyer is acquiring the Shares for his own account with the present intention of holding such securities for purposes of investment, and Buyer has no intention of selling such securities in a public distribution in violation of the United States securities laws or any applicable state securities laws. During the course of the negotiation of this Agreement, Buyer has reviewed all information provided to it by Seller and has had the opportunity to ask questions of and receive answers from representatives of Seller concerning Seller, the securities offered and sold hereby, and the Purchase, and to obtain certain additional information requested by Buyer.

          3.1.2 Buyer understands that the Shares cannot be resold in a transaction to which the Securities Act applies unless subsequently registered under the Securities Act or an exemption from such registration is available. Buyer is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

          3.1.3 Buyer understands that the certificates for the Shares will bear the following legend:


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     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR
     INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE SELLER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

     3.2 Brokerage. There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the Purchase based on any arrangement or agreement entered into by Buyer and binding upon Seller.

SECTION 4. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

     Each and every obligation of Seller under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

     4.1 Representations and Warranties; Performance. Each of the representations and warranties made by Buyer herein will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement; Buyer will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

     4.2 No Proceeding or Litigation. No action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of Closing, against Seller or Buyer or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change the Purchase, questioning the validity or legality of the Purchase, or seeking damages in connection with the Purchase.

SECTION 5. CLOSING

     5.1 Time, Place, and Manner of Closing. Unless this Agreement has been terminated and the Purchase has been abandoned pursuant to the provisions of this Agreement, the closing (the "Closing") will be held at the offices of Greene & Markley, P.C. in Portland, Oregon, or such other place as the parties may agree, on February 18, 1999, or as soon as practicable after the satisfaction of the various conditions precedent to the Closing set forth herein. At the Closing the parties to this Agreement will exchange certificates and other instruments and documents in order to determine whether the terms and conditions of this


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Agreement have been satisfied. Upon the determination of each party that its conditions to consummate the Purchase have been satisfied or waived, Seller shall deliver to Buyer the certificates evidencing the Shares or a memorandum thereof, in a manner to be agreed upon by the parties. From time to time after the Closing, Seller will execute, deliver, and acknowledge all such further instruments of transfer and conveyance and will perform all such other acts as Buyer may reasonably request to more effectively transfer the Shares.

     5.2 Consummation of Closing. All acts, deliveries, and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery, or confirmation of the Closing and none of such acts, deliveries, or confirmations shall be effective unless and until the last of the same shall have occurred.

SECTION 6. TERMINATION

     6.1 Termination for Cause. If, pursuant to the provisions of this Agreement, Seller or Buyer is not obligated at the Closing to consummate this Agreement, then the party who is not so obligated may terminate this Agreement.

     6.2 Termination Without Cause. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual consent of Buyer and Seller.

     6.3 Termination Procedure. Any party having the right to terminate this Agreement may terminate this Agreement by delivering to the other party written notice of termination, and thereupon, this Agreement will be terminated without obligation or liability of any party in favor of any other party.

SECTION 7. MISCELLANEOUS PROVISIONS

     7.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by Buyer and Seller.

     7.2 Waiver of Compliance; Consents

          7.2.1 Any failure of any party to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or


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condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          7.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

     7.3 Assignment. This Agreement will not be assigned by a party hereto without the prior written consent of the other parties hereto. No permitted assignment will release the assignor from its obligations hereunder. Subject to the foregoing, this Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and personal representatives. Nothing in the Agreement, express or implied, is intended to confer on any person other than the parties hereto, or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     7.4 Governing Law. All matters with respect to this Agreement, including but not limited to matters of validity, construction, effect, and performance, will be governed by the laws of the State of Oregon applicable to contracts made and to be performed therein between residents thereof, regardless of the laws that might be applicable under principles of conflicts of law.

     7.5 Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts, each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

     7.6 Certain Rules of Construction. The provisions of this Agreement have been examined, negotiated, and revised by counsel for each party, and no implication will be drawn against any party hereto by virtue of the drafting of this Agreement.

     7.7 Entire Agreement. This Agreement and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in such documents. This Agreement and such documents supersede all prior agreements and understandings among the parties with respect to the subject matter hereof.

     7.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to


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such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement.

     7.9 Attorney Fees. If any action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing party will be entitled to reasonable attorney fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom.

     7.10 Payment of Fees and Expenses. Each party to this Agreement will be responsible for, and will pay, all of its own fees and expenses, including those of its counsel and accountants, incurred in the negotiation, preparation, and consummation of the Agreement and the Purchase.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PRAEGITZER INDUSTRIES, INC.


By ROBERT SCHMELZER                    DATE:
   -------------------------------           -------------------------------
   ROBERT SCHMELZER
   SENIOR VICE PRESIDENT


   MATTHEW BERGERON                    DATE:
   -------------------------------           -------------------------------
   MATTHEW BERGERON


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